UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2007

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PARLUX FRAGRANCES, INC.

(Exact name of registrant as specified in its charter)

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DELAWARE	0-15491	22-2562955
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3725 S.W. 30th Avenue, Fort Lauderdale, Florida 33312

(Address of Principal Executive Office) (Zip Code)

954-316-9008

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01

NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On February 14, 2007, as it expected, due to the delay in filing its Quarterly Report on Form 10-Q for the period ended December 31, 2006, the Company received a letter from The Nasdaq Stock Market indicating that this matter will serve as an additional basis for a decision regarding delisting the Company’s securities from the Nasdaq Global Select Market. Pursuant to Nasdaq Marketplace Rule 4804(c), the Company will present its views with regards to this additional deficiency to the Nasdaq Listing Qualifications Panel. Nasdaq Marketplace Rule 4310(c)(14) requires the Company to file all reports with the Securities and Exchange Commission on a timely basis, as required by the Securities Exchange Act of 1934, as amended.

Parlux issued a press release on February 21, 2007, regarding receipt of the Nasdaq Staff Determination notice, a copy of which is attached as Exhibit 99.1 to this Report and incorporated in this Report by this reference.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

EXHIBIT NO.

DESCRIPTION

99.1

Press Release dated February 21, 2007 (furnished herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  February 21, 2007

PARLUX FRAGRANCES, INC.

By:	/s/ FRANK A. BUTTACAVOLI
Frank A. Buttacavoli, Executive Vice President, Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.

DESCRIPTION

99.1

Press Release dated February 21, 2007 (furnished herewith).